UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 1, 2020

Investar Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 Coursey Blvd. Baton Rouge, Louisiana 70816
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	ISTR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 1, 2020, Investar Holding Corporation (the “Company”) and its wholly-owned subsidiary, Investar Bank, National Association (the “Bank”), entered into employment agreements (each, an “Employment Agreement”) with each of John J. D’Angelo and Christopher L. Hufft. Mr. D’Angelo will continue to serve as President and Chief Executive Officer of the Company and the Bank. Mr. Hufft will continue to serve as Executive Vice President and Chief Financial Officer of the Company and the Bank. The Board of Directors of the Company (the “Company Board”), acting upon the recommendation of the Compensation Committee, approved the Employment Agreements.
The initial term of each Employment Agreement expires on August 1, 2023 and will automatically renew for successive one-year periods unless written notice of non-renewal is given by either party to the other at least ninety (90) days prior to the expiration of the then-current term.
Under Mr. D’Angelo’s Employment Agreement, he is entitled to $510,000 in annual base salary. Mr. D’Angelo is also eligible to receive annual incentive compensation of up to 55% of his base salary earned for that calendar year, subject to the discretion and approval of the Company Board.
Under Mr. Hufft’s Employment Agreement, he is entitled to $285,000 in annual base salary. Mr. Hufft is also eligible to receive annual incentive compensation of up to 45% of his base salary earned for that calendar year, subject to the discretion and approval of the Company Board.
The executives are each entitled to participate in the employee benefit plans, programs and policies maintained by the Company and Bank applicable generally to senior executives in accordance with the terms and conditions of such arrangements as in effect from time to time and as otherwise set forth in each Employment Agreement, and the Employment Agreements also provide for paid time off and reimbursement of reasonable travel and entertainment expenses.
Under the terms of the Employment Agreements, if the Company and the Bank terminate the executive’s employment for disability (as defined in the Employment Agreements), the executive will be entitled to any accrued but unpaid base salary and incentive compensation and other vested benefits and the continued payment of his then-current base salary for one hundred eighty days. In addition, if the Company and the Bank terminate the executive’s employment other than for cause (as defined in the Employment Agreements), death, or disability, or the executive terminates employment for good reason (as defined in the Employment Agreements), the executive will be entitled to:
•any accrued but unpaid base salary and incentive compensation and other vested benefits;
•in the case of Mr. D’Angelo, an amount equal to two times the sum of his then-current base salary plus the average annual bonus paid to him over the preceding three calendar years, to be paid in equal monthly installments over twenty-four months;
•in the case of Mr. Hufft, an amount equal to the sum of his then-current base salary plus the average annual bonus paid to him over the preceding three calendar years, to be paid in equal monthly installments over twelve months; and
•continued medical insurance coverage for the executive and the executive’s dependents for eighteen months following the date of termination, unless executive becomes eligible to receive group health benefits under a subsequent employer.
Under the terms of the Employment Agreements, if the Company and the Bank terminate the executive’s employment other than for cause, death or disability, or the executive terminates employment for good reason, in either case during the term of the Employment Agreement within six months prior to or twelve months following a change in control, the executive will be entitled to the benefits outlined above and to an additional amount paid in a lump sum equal to the sum of the executive’s then-current base salary plus the average annual bonus paid to the executive over the preceding three calendar years.
The Employment Agreements contain provisions governing the non-disclosure and non-use of the trade secrets and confidential information of the Company and the Bank and mutual covenants not to disparage the other party. In addition, the Employment Agreements include non-competition, non-solicitation of customers and non-piracy of employees covenants which remain in effect for twelve months following the termination of each executive’s employment (or twenty four months following termination in connection with a change in control). Additionally, each Executive is subject to certain forfeiture, regulatory and recoupment restrictions.

As a condition to the receipt of any post-termination compensation and other benefits under the Employment Agreements, each executive is required to enter into a full release and waiver. Any breach by the executive of the terms of the executive’s confidentiality, non-disparagement, non-competition, non-solicitation and non-piracy covenants will constitute a failure of consideration for the Employment Agreement, resulting in the waiver or forfeiture of all rights to post-termination payments or benefits under the Employment Agreement. If the executive has already received any post-termination payments or benefits at the time of a breach of the above covenants, the Company and the Bank shall be immediately entitled to recover all such gross amounts in full from the executive.
The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated as of August 1, 2020, by and among Investar Holding Corporation, Investar Bank, National Association and John J. D’Angelo
10.2	Employment Agreement, dated as of August 1, 2020, by and among Investar Holding Corporation, Investar Bank, National Association and Christopher L. Hufft

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

Date: August 6, 2020	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer